Exhibit 99.1

Press Contacts:

John Stewart	Joan Geoghegan
Progress Software Corporation	Schwartz Communications, Inc.
(781) 280-4101	(781) 684-0770
jstewart@progress.com	progress@schwartz-pr.com
PROGRESS SOFTWARE REPORTS FIRST QUARTER RESULTS
Total Revenue Up 6% and Software License Revenue Up 14%; GAAP Earnings down 39% primarily due to stock-based compensation expense, Non-GAAP Earnings up 15%
BEDFORD, Mass., March 21, 2006—Progress Software Corporation (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced results for its first quarter ended February 28, 2006. Revenue for the quarter was $103.9 million, up 6 percent (11 percent at constant currency) from $97.7 million in the first quarter of 2005. Software license revenue increased 14 percent (18 percent at constant currency) to $42.8 million from $37.6 million in the same quarter last year.
On a generally accepted accounting principles (GAAP) basis, operating income decreased 45 percent to $7.9 million from $14.4 million in the first quarter of fiscal 2005. Net income decreased 38 percent to $5.8 million from $9.3 million in the same quarter last year. Diluted earnings per share decreased 39 percent to 14 cents per share from 23 cents per share in the first quarter of 2005. The company adopted Statement of Financial Accounting Standards (SFAS) 123(R), “Share Based Payments”, in the first quarter of fiscal 2006 and the results include an after-tax charge of $4.3 million, equal to 10 cents per share, for stock-based compensation expense. There was no stock-based compensation expense in the first quarter of fiscal 2005 as the company adopted SFAS 123(R) using the modified-prospective transition method.
On a non-GAAP basis, operating income increased 15 percent to $18.8 million from $16.4 million in the same quarter last year. Non-GAAP net income increased 23 percent to $13.1 million from $10.7 million in the same quarter last year and non-GAAP diluted earnings per share increased 15 percent to 31 cents per share from 27 cents in the first quarter of fiscal 2005.

The non-GAAP results in the first quarter of fiscal 2006 exclude after-tax charges for stock-based compensation of $4.3 million, amortization of acquired intangibles of $2.0 million and certain other acquisition-related expenses for in-process research and development and retention bonuses for key employees of acquired companies of $1.0 million. The non-GAAP results in the first quarter of fiscal 2005 exclude an after-tax charge for amortization of acquired intangibles of $1.4 million.
The company’s cash and short-term investments at the end of the quarter totaled $207 million. During the first quarter, the company purchased approximately 119,000 shares of its stock at a cost of $3.4 million. The company’s existing repurchase authorization, under which 9.8 million shares remain available for repurchase, expires on September 30, 2006.
“Our Progress Real Time, DataDirect and Sonic product lines each contributed strong double digit software license revenue growth. Additionally, our OpenEdge product line contributed positive software license revenue growth as well as positive total revenue growth in constant currency,” stated Joseph Alsop, co-founder and chief executive officer of Progress Software. “Although we did not achieve double digit revenue growth on a reported basis during the first quarter, we achieved 11% revenue growth in real, constant currency terms, and 15% growth in non-GAAP diluted earnings per share, all while also completing two acquisitions.”
Highlights
Progress Software and NEON Systems, Inc. jointly announced the signing of a definitive agreement under which a wholly owned subsidiary of Progress made a cash tender offer for all outstanding shares of NEON common stock. The transaction was valued at approximately $51 million, net of cash acquired. Upon the closing of the transaction, NEON became part of DataDirect Technologies, the software industry leader in standards-based data connectivity and an operating unit of Progress Software Corporation. http://www.progress.com/neon/index.ssp
Progress Software announced the acquisition of privately-held Actional Corporation for approximately $29 million, net of cash acquired, in cash and shares of Progress common stock. Actional is a leading provider of Web services management (WSM) software for visibility and run-time governance of distributed IT systems in a service-oriented architecture (SOA). Upon the closing of the transaction, Actional became part of Sonic Software, the inventor and leading provider of the enterprise service bus, and an operating unit of Progress Software Corporation. http://www.progress.com/acquisition_of_actional/index.ssp
Progress Software announced the commercial availability of the Progress® OpenEdge® 10.1 platform for simplifying the development and deployment of service-oriented business applications. OpenEdge 10.1 takes the complexities out of developing sophisticated, data-driven, highly scalable business applications by providing better component services, improved language capabilities, new tools and an Eclipse-based open source integrated development environment. The new features are intended to simplify the design and implementation of reusable service components and minimize operating costs by increasing developer productivity and application efficiency. http://www.progress.com/oe101/index.ssp
Progress Software announced the availability of a study produced by Forrester Consulting titled “The Total Economic Impact of the Progress OpenEdge Platform”. The study, based upon interviews with six independent software vendor (ISV) partners, finds that Progress Application Partners (APs) reap significantly lower costs, and reduces development time when updating or adding new features to their applications, when transforming or evolving their applications, which are built on the Progress OpenEdge Platform, as opposed to using alternative platform. The Forrester Consulting study found three areas of significant cost savings on the Progress platform: a 42% lower cost of development, a 37% lower cost of deployment, and a 48% lower cost of ongoing management. http://www.progress.com/Forrester
Sonic Software announced the availability of Actional® 6.0. This release marks a new generation of SOA management technology with the introduction of Business Process Visibility (BPV), the first business process-centric approach to SOA visibility and management. Actional 6.0 allows business and IT users to gain a comprehensive view of individual business processes and their supporting business services and IT infrastructure, while simultaneously enforcing policies at the business process level. http://www.sonicsoftware.com/actional60/index.ssp
Sonic Software announced that the Sonic SOA Suite™ 6.1 captured “Best ESB” in InfoWorld’s annual Technology of the Year Awards. The 2006 InfoWorld Technology of the Year Awards recognize the top 10 technologies that made the greatest impact during the past year. They also identify the products that best exemplify the implementation of those technologies. The awards were announced in the January 2, 2006 issue of InfoWorld, available online at http://www.infoworld.com/3754. http://www.sonicsoftware.com/soa_suite61/index.ssp
Significant New Customer and Partner Wins, New Technology Adoptions and Major Deployments
Significant new partners and customers adopting Progress technology or deploying solutions using Progress technology, include: Adaptall, Aida Cruises, Aptitude Solutions, ARS of Pennsylvania, Casino Information Technology, CatLix, Core Systems Integration, Corien Logistics, Databased Intelligence, DDI Consulting, Delta Dental, Department of Education, Dreyers Grand Ice Cream, Essex Radez, EZOptions, Financiera Compartamos, Flowerfire, Hylsa, ICON Informations Systeme, Intercept Software, JME Software, Kroger, MessageGate, Micros-Fedelio, Mirror Image Internet, NHS National Services Scotland, Odesa S.A., PSI AG, RealNetworks, Reportnet, Sandvine, State of Maine, TelAthena Systems, Telefonica Soluciones and VECTORsgi.
Significant existing partners and customers adopting technology from different Progress product lines, or making substantial additional deployments of Progress technology,

include: ABN AMRO, Administración de Parques Nacionales, AltaGas, America West Airlines, Avega, Badger Liquors, Banco Davivienda, Barclays Capital, Chartwell, City of Edmonton, Convergys, CyberTech, e-Security, Fund Development Services, Gaff International, H&M, The Hartford, IBM, Keane, Lucent, JP Morgan, Pearson Educational Measurement, SAS, Serus Corporation and Wachovia Education Finance.
Business Outlook
The company is providing the following guidance for the second fiscal quarter ending May 31, 2006:
•	Revenue is expected to be in the range of $108 million to $110 million. GAAP operating income is expected to be in the range of $10 million to $11 million.

•	GAAP diluted earnings per share are expected to be in the range of 17 cents to 19 cents.

•	On a non-GAAP basis, operating income is expected to be in the range of $20 million to $21 million, excluding approximately $10 million for stock-based compensation, amortization of acquired intangibles and certain other acquisition-related expenses.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 33 cents to 35 cents, excluding approximately 16 cents per share for stock-based compensation, amortization of acquired intangibles and certain other acquisition-related expenses.
The company is providing the following guidance for the fiscal year ending November 30, 2006:
•	Revenue is expected to be in the range of $438 million to $448 million. GAAP operating income is expected to be in the range of $46 million to $49 million.

•	GAAP diluted earnings per share are expected to be in the range of 78 cents to 85 cents.

•	On a non-GAAP basis, operating income is expected to be in the range of $85 million to $88 million, excluding approximately $39 million for stock-based compensation, amortization of acquired intangibles and certain other acquisition-related expenses.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.39 to $1.46, excluding approximately 61 cents per share for stock-based compensation, amortization of acquired intangibles and certain other acquisition-related expenses.

Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results.
Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
About Progress Software Corporation
Progress Software Corporation (Nasdaq: PRGS) is a global industry leader providing application infrastructure software for all aspects of the development, deployment, integration and management of business applications through its operating units: Progress OpenEdge Division, Sonic Software, DataDirect Technologies, and Progress Real Time Division. Headquartered in Bedford, Mass., Progress can be reached at www.progress.com or +1-781-280-4000.
Conference Call
A conference call to discuss the company’s first quarter results will be Webcast live today (Tuesday, 21 March, 2006) at 9:00 a.m. Eastern Standard Time via CCBN on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company’s products, the growth rates of certain market segments, the positioning of the company’s products in those market segments, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, and the company’s ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress, Actional, OpenEdge, Sonic SOA Suite, and Progress OpenEdge are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.

Progress Software Corporation
Condensed Consolidated Statements of Income

	Three Months Ended
	February 28,	February 28,	Percent
(In thousands except per share data)	2006	2005	Change

Revenue:
Software licenses	$42,780	$37,555	14%
Maintenance and services	61,141	60,167	2%

Total revenue	103,921	97,722	6%

Costs of revenue:
Cost of software licenses	2,214	1,951
Cost of maintenance and services	14,250	14,036
Amortization of purchased technology	1,524	1,145

Total costs of revenue	17,988	17,132	5%

Gross profit	85,933	80,590	7%

Operating expenses:
Sales and marketing	42,797	38,329
Product development	19,007	16,399
General and administrative	13,347	10,652
Amortization of other acquired intangibles	1,383	852
Acquisition-related expenses, net	1,534	—

Total operating expenses	78,068	66,232	18%

Income from operations	7,865	14,358	(45)%
Other income, net	697	(661)

Income before provision for income taxes	8,562	13,697	(37)%
Provision for income taxes	2,783	4,383

Net income	$5,779	$9,314	(38)%

Earnings per share:
Basic	$0.14	$0.25	(44)%
Diluted	$0.14	$0.23	(39)%

Weighted average shares outstanding:
Basic	40,499	36,573	11%
Diluted	42,465	39,721	7%

Non-GAAP Condensed Consolidated Statements of Income

	Three Months Ended February 28, 2006			Three Months Ended February 28, 2005
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Revenue:
Software licenses	$42,780		$42,780	$37,555		$37,555	14%
Maintenance and services	61,141		61,141	60,167		60,167	2%

Total revenue	103,921		103,921	97,722		97,722	6%

Costs and expenses:
Cost of software licenses (1)	2,214	(44)	2,170	1,951		1,951
Cost of maintenance and services (1)	14,250	(488)	13,762	14,036		14,036
Amortization of purchased technology	1,524	(1,524)	—	1,145	(1,145)	—

Total costs of revenue	17,988	(2,056)	15,932	17,132	(1,145)	15,987

Gross profit	85,933	2,056	87,989	80,590	1,145	81,735

Operating expenses:
Sales and marketing (1)	42,797	(2,412)	40,385	38,329		38,329
Product development (1)	19,007	(1,468)	17,539	16,399		16,399
General and administrative (1)	13,347	(2,032)	11,315	10,652		10,652
Amortization of other acquired intangibles	1,383	$(1,383)	—	852	$(852)	—
Acquisition-related expenses, net	1,534	(1,534)	—	—	—	—

Total costs and expenses	78,068	(8,829)	69,239	66,232	(852)	65,380	6%

Income from operations	7,865	10,885	18,750	14,358	1,997	16,355	15%
Other income, net	697		697	(661)		(661)

Income before provision for income taxes	8,562	10,885	19,447	13,697	1,997	15,694	24%
Provision for income taxes	2,783	3,537	6,320	4,383	639	5,022

Net income	$5,779	$7,348	$13,127	$9,314	$1,358	$10,672	23%

Earnings per share:
Basic	$0.14		$0.32	$0.25		$0.29	10%
Diluted	$0.14		$0.31	$0.23		$0.27	15%

Weighted average shares outstanding:
Basic	40,499		40,499	36,573		36,573	11%
Diluted	42,465		42,465	39,721		39,721	7%

(1)	Non-GAAP adjustments represent amounts recorded for stock-based compensation in these costs and expenses

Progress Software Corporation
Condensed Consolidated Balance Sheets

	February 28,	November 30,
(In thousands)	2006	2005

Assets
Cash and short-term investments	$207,109	$266,420
Accounts receivable, net	77,592	66,592
Other current assets	40,829	33,315

Total current assets	325,530	366,327

Property and equipment, net	46,489	42,816
Goodwill and intangible assets, net	229,601	132,187
Other assets	19,419	25,508

Total	$621,039	$566,838

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$88,466	$74,896
Short-term deferred revenue	124,871	99,697

Total current liabilities	213,337	174,593

Long-term debt	1,870	1,938
Long-term deferred revenue	6,263	5,068
Other liabilities	3,639	3,580
Shareholders’ equity:
Common stock and additional paid-in capital	150,358	140,883
Retained earnings	245,572	240,776

Total shareholders’ equity	395,930	381,659

Total	$621,039	$566,838

Condensed Consolidated Statements of Cash Flows

	Three Months Ended February 28,
(In thousands except per share data)	2006	2005

Cash flows from operations:
Net income	$5,779	$9,314
Depreciation, amortization and other noncash charges	12,378	4,279
Other changes in operating assets and liabilities	(12,839)	(666)

Net cash flows from operations	5,318	12,927
Capital expenditures	(4,878)	(2,106)
Acquisitions, net of cash acquired	(62,033)	—
Share issuances, net of repurchases	815	938
Other	1,467	1,648

Net change in cash and short-term investments	(59,311)	13,407
Cash and short-term investments, beginning of period	266,420	191,267

Cash and short-term investments, end of period	$207,109	$204,674